Exhibit 10.1

Execution Copy

FelCor Lodging Trust Incorporated 545 E. John Carpenter Freeway, Suite 1300 Irving, TX 75062

February 18, 2016

Land & Buildings Investment Management, LLC
1 Landmark Square 7th Floor
Stamford, CT 06901

Re:    Independent Nominees
Ladies and Gentlemen:
As you know, (i) Land & Buildings Investment Management, LLC (“Stockholder”) and FelCor Lodging Trust Incorporated (the “Company”) have been having certain discussions relating to the business and affairs of the Company; (ii) Stockholder (together with its Affiliates) is the beneficial owner1 of approximately 3.8% of the outstanding shares of Company common stock; and (iii) the Company and Stockholder have agreed that it is in their mutual interests to enter into this letter agreement, among other things, to set forth certain agreements concerning the composition of the board of directors of the Company (the “Board”) and certain other matters.
Within five (5) business days following the execution of this letter agreement, the Company agrees that the Board will take all necessary actions to increase the size of the Board by two (2) members. In addition, as soon as practical following the execution of this letter agreement, the Company agrees that the Board, acting in good faith, will take all reasonably necessary actions to appoint to fill the resulting vacancies two (2) independent directors mutually agreed-upon between the Company and the Stockholder, with each of Stockholder and the Company identifying one candidate reasonably acceptable to the other who shall in each case be independent of each of the Company and Stockholder and their Affiliates, including (i) satisfying

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1For purposes of this letter agreement, (i) the terms “beneficial owner” and “beneficial ownership” shall mean ownership, directly or indirectly, of (1) any Voting Securities and (2) any other security, including any cash settled option or other derivative security, that transfers some or all of the economic risks and/or benefits of ownership of the Voting Securities (whether or not subject to the passage of time or other contingencies), including any such security that provides a person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (A) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (B) the derivative is required to be, or capable of being, settled through delivery of Voting Securities or (C) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such beneficial ownership of Voting Securities; (ii) the term “Voting Securities” shall mean shares of Company common stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Company common stock or other securities (whether or not subject to the passage of time or other contingencies); and (iii) the terms “Affiliate” and “Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

Land & Buildings Investment Management, LLC
February 18, 2016

the Nominee Independence Requirements (as defined below)2 and (ii) qualifying as an independent director under Section 303A of the New York Stock Exchange’s Listed Company Manual (each an “Independent Nominee” and collectively the “Independent Nominees”).
At or before the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”), the Board shall (i) cause one member of the Board that has served on the Board for more than 12 years (a “Long Serving Director”) to retire or resign from the Board (or otherwise cease to serve as a director) and (ii) concurrently with such action, (x) nominate both Independent Nominees for election on the Board’s slate for the 2016 Annual Meeting (y) recommend, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2016 Annual Meeting, that the stockholders of the Company vote to elect the Independent Nominees as directors of the Company at the 2016 Annual Meeting; and (z) solicit, obtain proxies in favor of and otherwise support the election of the Independent Nominees at the 2016 Annual Meeting, in a manner no less favorable than the manner in which the Company supports the Company’s other nominees for election at the 2016 Annual Meeting.
At or before the 2017 annual meeting of stockholders of the Company (the “2017 Annual Meeting”), the Board shall (i) cause a second Long Serving Director to retire or resign from the Board (or otherwise cease to serve as a director) and (ii) concurrently with such action, (x) nominate both Independent Nominees for re-election on the Board’s slate for the 2017 Annual Meeting; (y) recommend, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2017 Annual Meeting, that the stockholders of the Company vote to elect the Independent Nominees as directors of the Company at the 2017 Annual Meeting; and (z) solicit, obtain proxies in favor of and otherwise support the election of the Independent Nominees at the 2017 Annual Meeting, in a manner no less favorable than the manner in which the Company supports the Company’s other nominees for election at the 2017 Annual Meeting.
So long as Stockholder has maintained the Minimum Holding at all times since the date of this letter agreement, the Company agrees that if any Independent Nominee (including any substitute person recommended pursuant to this paragraph) is unable to serve as a director, resigns as a director or is removed as a director without cause prior to the termination of this letter agreement, then the Company and Stockholder shall cooperate in good faith to select a mutually agreed-upon substitute person for appointment or election to the Board subject to review and approval by the Governance Committee of the Board (the “Governance Committee”) and shall be reasonably satisfactory to Stockholder; provided, that any such substitute person shall satisfy the independence requirements set forth in this letter agreement. Upon the acceptance of a replacement director nominee by the Governance Committee, the Board will take such actions as necessary to appoint such replacement director to the Board no later than five (5) business days after the Governance Committee’s recommendation of such replacement director.
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2The Independent Nominees (A) shall not be employed by Stockholder, or an Affiliate or Associate of Stockholder, (B) shall be independent of Stockholder, its Affiliates and/or Associates, (C) shall not be a party to any compensation arrangements with Stockholder, its Affiliates and/or Associates and (D) shall not have been named, recommended or designated as a nominee for director for any company (other than the Company) by Stockholder, or an Affiliate or Associate of Stockholder (the requirements set forth in this paragraph, the “Nominee Independence Requirements”). At Stockholder's request, the Board will consider, on a case-by-case basis, in good faith and after giving due consideration to the relevant facts and circumstances, in the reasonable exercise of the Board's discretion waiving one or more of the Nominee Independence Requirements with respect to nominees submitted by Stockholder.

Land & Buildings Investment Management, LLC
February 18, 2016

As used in this paragraph, the term “Minimum Holdings” shall mean not less than fifty percent (50%) of the shares of Company common stock beneficially owned by Stockholder, together with all of Stockholder’s Affiliates, as of the date of this letter agreement, as set forth above.
Each of the Independent Nominees (or any replacement candidates pursuant to this letter agreement) shall be considered for service on all existing committees of the Board or any committees formed in the future. In addition, the Board shall cause (i) each committee of the Board to be comprised of a majority of independent directors, and (ii) immediately upon joining the Board, the Independent Nominee identified by the Company shall be appointed to serve on the Finance Committee of the Board and (iii) the Independent Nominee identified by Stockholder shall be appointed to serve on the Executive Committee of the Board. In addition, the Board shall cause the Finance Committee to be expressly charged with, and empowered to, review all finance and capital markets activity of the Company. The Company agrees to use its best efforts to hold the 2016 Annual Meeting as soon as possible and in any event no later than May 31, 2016. The Company agrees that prior to the termination of this letter agreement the size of the Board shall not increase above eleven (11) directors.
Notwithstanding anything to the contrary herein, if at any time Stockholder receives notice from the Company of a material breach by Stockholder of any obligation hereunder and (i) such material breach has not been cured within ten (10) days after notice of such breach to Stockholder or (ii) if such material breach cannot be cured, immediately upon the date on which the Stockholder receives such notice, then the second, third, fourth and fifth paragraphs of this letter agreement shall be void ab initio.
So long as the 2016 Annual Meeting is held before the termination of this letter agreement, Stockholder shall (i) in the case of all of the Voting Securities owned of record by it as of the record date for such meeting (the “2016 Record Date”) and (ii) in the case of all of the Voting Securities beneficially owned by Stockholder as of the 2016 Record Date (whether held in street name or by some other arrangement), in each case, instruct the record holder to (A) support and vote for the election of the Company’s slate of directors nominated for election at the 2016 Annual Meeting as long as it composed in accordance with the provisions of this letter agreement, (B) vote against (or withhold from voting) any nominees that are not nominated by the Board and (C) vote otherwise in accordance with the recommendation of Institutional Shareholders Services (“ISS”) on all other matters recommended for stockholder approval by the Board.
So long as the 2017 Annual Meeting is held before the termination of this letter agreement, Stockholder shall (i) in the case of all of the Voting Securities owned of record by it as of the record date for such meeting (the “2017 Record Date”) and (ii) in the case of all of the Voting Securities beneficially owned by Stockholder as of the 2017 Record Date (whether held in street name or by some other arrangement), in each case, instruct the record holder to (A) support and vote for the election of the Company’s slate of directors nominated for election at the 2017 Annual Meeting as long as it composed in accordance with the provisions of this letter agreement, (B) vote against (or withhold from voting) any nominees that are not nominated by the Board and (C) vote otherwise in accordance with the recommendation of ISS on all other matters recommended for stockholder approval by the Board.
Prior to the termination of this letter agreement, at any special meeting of the Company’s stockholders, Stockholder shall (i) in the case of all of the Voting Securities owned of record by

Land & Buildings Investment Management, LLC
February 18, 2016

Stockholder as of the record date for such meeting (the “Special Meeting Record Date”) and (ii) in the case of all of the Voting Securities beneficially owned by Stockholder as of the Special Meeting Record Date (whether held in street name or by some other arrangement), in each case, instruct the record holder to (A) support and vote for the election of the Company’s slate of directors (to the extent applicable), (B) vote against (or withhold from voting) any nominees that are not nominated by the Board (to the extent applicable) and (C) vote otherwise in accordance with the recommendation of ISS on all other matters recommended for stockholder approval by the Board.
This letter agreement shall terminate on the first business day following the 2017 Annual Meeting.
Each of Stockholder, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto could occur in the event any of the provisions of this letter agreement were not performed in accordance with its specific terms or were otherwise breached, and that such injury may not be adequately compensable in damages. It is accordingly agreed that Stockholder, on the one hand, and the Company, on the other hand, shall each be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and each party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy.
This letter agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Maryland. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this letter agreement brought by any other party or its successors or assigns shall be brought and determined in any Maryland state or any federal court sitting in the State of Maryland, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this letter agreement or the matters contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Maryland, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Maryland as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this letter agreement or the matters contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Maryland as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts.
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February 18, 2016

Sincerely,
FelCor Lodging Trust Incorporated

		By:	/s/ Jonathan H. Yellen
			Name:	Jonathan H. Yellen
			Title:	Executive Vice President, General Counsel and Secretary

The foregoing is hereby accepted and agreed:

Land & Buildings Investment Management, LLC

By:	/s/ Jonathan Litt
Name: Jonathan Litt
Title: Managing Principal